Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of December 1996
Distribution Date of January 21, 1997

Original Pool Amount                  $424,879,281.80

Beginning Pool Balance                $208,524,140.81
Beginning Pool Factor                       0.4907844

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $11,606,138.35
  Interest Collected                    $1,843,597.51

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $444,327.02
Total Additional Deposits                 $444,327.02

Repos/Chargeoffs                          $252,975.39
Aggregate Number of Notes Charged Off              53

Total Available Funds                  $13,894,062.88

Ending Pool Balance                   $196,665,027.07
Ending Pool Factor                          0.4628727

Servicing Fee                             $173,770.12

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $15,578,399.79
  Target Percentage                              6.00%
  Target Balance                       $11,799,901.62
  Minimum Balance                       $8,922,464.92
  (Release)Deposit                     ($3,778,498.17)
  Ending Balance                       $11,799,901.62

Current Weighted Average APR:                  10.681%
Current Weighted Average
  Remaining Term (months):                       31.8

                                            Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           1,842,011.21    1,292
    31-60 days                             417,764.94      316
    60+ days                               192,209.65       94

    Total                                2,451,985.80    1,312

  Balances: 60+ days                     3,002,836.67       94

Memo Item - Reserve Account
  Prior Month                          $15,512,366.24
  + Invest. Income                          66,033.55
  + Transfer from Collections Account            0.00
  Beginning Balance                    $15,578,399.79

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of December 1996

                                                                NOTES
                                       TOTAL          CLASS A-1       CLASS A-2        CERTIFICATES
Original
 Pool Amount Dist.:               $424,879,281.80   $80,000,000.00  $330,000,000.00   $14,879,281.80
 Distribution Percentages (1)                                0.00%           96.50%            3.50%
 Coupon                                                     5.900%           6.550%           6.850%

Beginning Pool Balance            $208,524,140.81
Ending Pool Balance               $196,665,027.07
Collected Principal                $11,606,138.35
Collected Interest                  $1,843,597.51
Charge-Offs                           $252,975.39
Liquidation Proceeds/Recoveries       $444,327.02
Servicing                             $173,770.12
Cash Transfer to Reserve Account            $0.00
  Total Collections Available
    for Debt Service               $13,720,292.76

Beginning Balance                 $208,524,140.81            $0.00  $196,505,820.87   $12,018,319.94

Interest Due                        $1,141,198.85            $0.00    $1,072,594.27       $68,604.58
Interest Paid                       $1,141,198.85            $0.00    $1,072,594.27       $68,604.58
Principal Due                      $11,859,113.74            $0.00   $11,444,044.76      $415,068.98
Principal Paid                     $11,859,113.74            $0.00   $11,444,044.76      $415,068.98

Ending Balance                    $196,665,027.07            $0.00  $185,061,776.11   $11,603,250.96
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.0000000000     0.5607932609     0.7798260103

Total Distributions                $13,000,312.59            $0.00   $12,516,639.03      $483,673.56

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00

Excess Servicing                      $719,980.17

Beginning Reserve Account Balance  $15,578,399.79   see also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                     ($3,778,498.17)
Ending Reserve Account Balance     $11,799,901.62


(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1996, and generally 96.5%
    thereafter  until  all of  the Notes have  been paid in  full.   No
    principal distributions to Class A-2 until Class A-1 has  been paid in full.

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of December 1996

Trigger Events:   A) Loss Trigger
                  B) Delinquency Trigger
                  C) Noteholders Percent Trigger

                                   5               4                3                2                1
                                Aug 1996        Sep 1996         Oct 1996         Nov 1996         Dec 1996
Beg. Pool Balance           $250,426,214.23  $235,977,087.48  $226,786,100.45  $217,488,410.17  $208,524,140.81

A) Loss Trigger:
Principal of Contracts
  Charged off                   $735,809.86      $642,932.27      $363,306.99      $177,758.77      $252,975.39
Recoveries                      $577,625.87      $604,835.88      $909,010.09      $337,954.80      $444,327.02

Total Charged off
  (Months 5,4,3)              $1,742,049.12
Total Recoveries
  (Months 3,2,1)               1,691,291.91
Net Loss/(Recoveries)
  for 3 Mos.                     $50,757.21(a)

Total Balance
  (Months 5,4,3)            $713,189,402.16(b)

Loss Ratio Annualized [(a/b)(12)]    0.0854%

Trigger: Is Ratio> 1.5%                  No


B) Delinquency Trigger:
   Balance delinquency
     60+ days                                                   $1,266,260.15    $2,180,506.44  $3,002,836.67
   As % of Beginning
     Pool Balance                                                    0.55835%         1.00259%       1.44004%
   Three Month Average                                               0.79165%         0.84319%       1.00033%

Trigger: Is Average> 2.0%                No


C) Noteholders Percent Trigger:      2.7772%
   Ending Reserve Account Balance
     not less than 1% of Initial
     Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%              No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer